Exhibit 10.9

                                                       [ELPASO PRODUCTION LOGO]



                                  April 1, 2006



Ridgewood Energy Corporation
11700 Old Katy Road, Suite 280
Houston, Texas 77079


Re:  Participation Agreement - Sunset Prospect
     West Cameron Blocks 78-SW/4 and 95-W/2
     Offshore Louisiana


Gentlemen:

When executed by Ridgewood Energy Corporation ("Ridgewood") in the space provided below, this letter will evidence the Participation Agreement (the "Agreement") between Ridgewood and El Paso Production Company ("El Paso") whereby Ridgewood agrees to participate with El Paso in the drilling of the OCS-G 19702 Well No. 2 (the "Test Well") to be drilled from a surface location on El Paso's OCS Lease No. OCS-G 24710, Block 95, West Cameron Area, Offshore Louisiana ("WC 95"), to a bottom hole location on that certain OCS Lease No. OCS-G 19702, Block 78, West Cameron Area, Offshore Louisiana ("WC 78"). By performing in accordance with the terms and conditions contained herein, including, but not limited to, participating in the drilling of the Test Well, Ridgewood shall earn fifty percent of six-sixths (50% of 6/6th,) operating rights interest and 41.66666% of six-sixths (41.66666% of 6/6ths) net revenue interest in the West half (W/2) of WC 95 from the stratigraphic equivalent of a depth one hundred feet below the total depth drilled in the OCS-G 24710 Well No. 1 (which is currently being drilled) to the stratigraphic equivalent of 100 feet below total depth drilled and logged in the Test Well, and fifty percent of six-sixths (50% of 6/6th5) of El Paso's interest in that certain Farmout Agreement dated April 12, 2006,between Eni Deepwater LLC and Nexen Petroleum Offshore U.S.A., Inc., as Farmors, and El Paso Production Company, as Farmee, ("Farmout Agreement") which is attached hereto and made a part hereof as Exhibit "A"). The foregoing interests are being hereinafter referred to as the "Assigned Interests". This Agreement and the rights to be earned herein by Ridgewood are made subject to the following terms and conditions:

     1. On or before May 31, 2006, and immediately after El Paso completes the drilling of the aforesaid OCS-G 24710 Well No. 1, El Paso, as operator, will commence, or cause to be commenced, operations for the drilling of the Test Well, using the same Diamond Offshore Company - Ocean King jackup rig, as a directional well, from the existing caisson set by El Paso at a surface




El Paso Production
1001 Louisiana Street   Houston, Texas  77002
PO Box 2511   Houston, Texas  77252.2511
tel: 713.420.2131
location of 4,560' from North line and 2,452' from West line of WC 95, to the bottom hole location 50 feet from South line and 2,037 feet from West line of WC78, to a depth of 15,765' measured depth (14,500' true vertical depth), or to a depth sufficient to thoroughly test the Marg A formation (the "Objective Depth"). The cost, risk and expense to set a caisson and drill the Test Well (and any substitute well therefor, if prior to reaching the Objective Depth, the Initial Well encounters mechanical difficulties, heaving shale, rock salt, excessive saltwater flow, practicably impenetrable formations or other conditions in the hole that would cause a reasonably prudent operator under the same or similar circumstances to discontinue drilling and to abandon such well and Ridgewood and El Paso elect to drill a substitute well) to Casing Point, as defined below, shall be borne sixty-six and two-thirds percent (66.6667%) by Ridgewood and thirty-three and one-third percent (33.3333%) by El Paso, provided however that if, prior to reaching Casing Point, the actual cost to drill the well exceeds one hundred ten percent (110%) of AFE, all costs thereafter will be borne fifty percent (50%) by Ridgewood and fifty percent (50%) by El Paso. The amount of the dry hole costs on which Ridgewood will bear a disproportionate share is limited to the actual dry hole cost or $14.893 million dollars, whichever is less based on 110% of El Paso's AFE as provided to Ridgewood. Notwithstanding the foregoing, all costs, risks and expenses after Casing Point (as defined below) shall be borne fifty percent (50%) by Ridgewood and fifty percent (50%) by El Paso.

     "Casing Point" shall be defined as that point in time at which the Test Well (or a any substitute well therefor) has been drilled to the Objective Depth, or a mutually agreed lesser depth, and has been fully evaluated by running all open hole logs and conducting such other open-hole tests as the parties deem appropriate, and after the results have been received by El Paso and Ridgewood for the purpose of evaluating productive formations in the bore hole in order to make a decision to attempt a completion or to plug and abandon the Test Well.

     2. Operations for the drilling of the Test Well, and all subsequent operations on WC 78 and WC 95 will be in compliance with the Farmout Agreement, and will be governed by the Offshore Operating Agreement ("Operating Agreement") which is attached hereto and made a part hereof as Exhibit "B". El Paso shall be named Operator under said Operating Agreement. If there are any conflicts between the Operating Agreement or the Farmout Agreement and this Agreement, this Agreement shall prevail.

     3. Upon reaching Objective Depth in the Test Well, and if the well is qualified as capable of producing oil and/or gas in paying quantities pursuant to 30 CFR ss.250.115 et seq., and El Paso has earned an interest in WC 78 pursuant to the Farmout Agreement, and provided that Ridgewood is in compliance with all of the terms and provisions of this Agreement, El Paso will assign the Assigned Interests to Ridgewood pursuant to mutually-acceptable forms of assignment of operating rights which are acceptable to the Minerals Management Service.

     4. Ridgewood acknowledges that the Assigned Interests shall be burdened by the lessor's royalty, and the burdens set forth in the Farmout Agreement but shall be free and clear of any liens, claims, or other burdens encumbering El Paso's interest, including, but not limited to, any other overriding royalty interests, net profits interests, mortgages, production payments and any commitments or dedications for any one or more of the transportation, processing or marketing of production therefrom or attributable thereto.

     5. If El Paso and Ridgewood agree to construct and install a production platform or facility for the benefit of the joint account, El Paso will perform those operations under the Operating Agreement, and the production platform and related facilities will be owned by El Paso fifty percent (50%) and Ridgewood fifty percent (50%), unless otherwise mutually agreed. However, it is understood and agreed that El Paso and LLOG Exploration Offshore, LLC (collectively referred to as the "Shallow Owners"), are currently drilling their OCS-G 24710 on WC 95 from a surface location near the Test Well which, if successful, may require the use of that platform and facilities on WC 95, and in such event, the Shallow Owners will have the option to tie their production into the platform and facilities, subject to availability and capacity, and pursuant to a mutually acceptable production handling agreement whereby the Shallow Owners agree to pay Ridgewood and El Paso, as platform owners the following fees and associated costs, subject to an annual COPAS adjustment:

     Gas Processing Fee:       12 cents per MCF
     Condensate Handling Fee:  75 cents per BBL
     Water Handling Fee:       $1.00 per BBL
     Compression Fee:          5 cents per MCF, per stage
     Minimum Monthly Fee:      $10,000

All of these fees and costs received by platform owners shall be shared in proportion to their ownership interest in the platform and facilities. It is also understood and agreed that the Shallow Owners shall bear all of the cost, risk and expense of any capital expenditures required to modify or upgrade the platform and/or facilities to accommodate their production, subject to review and approval by owners of the platform. Nothing contained in the forgoing shall be deemed to preclude either party from taking its share of production to an off-lease host facility in lieu of constructing WC 95 facilities.

     6. During the term of this Agreement, if any Party hereto (the "Acquiring Party") acquires an interest, or the right to acquire an interest, in the South half (S/2) of West Cameron Block 78 or in the Southeast quarter (SE/4) of West Cameron Block 79, Offshore Louisiana, (collectively, the "Area of Mutual Interest"), then the other Party(ies) (the "Non-Acquiring Party(ies") shall have the right, but not the obligation, to acquire from the Acquiring Party its respective Working Interest percentage of the interest or right so acquired by the Acquiring Party. The Acquiring Party shall notify the Non-Acquiring Party(ies) in writing within fifteen (15) days of such acquisition (such notification to include the terms and conditions of such acquisition) and the Non-Acquiring Party(ies) shall have thirty (30) days from receipt of such notice to advise the Acquiring Party whether or not the Non-Acquiring Party(ies) elects to acquire its respective percentage of the interest or right so acquired. If the Non-Acquiring Party(ies) elects to exercise its right, the Non-Acquiring Party(ies) shall pay or tender to the Acquiring Party the Non-Acquiring Party's(ies') respective Working Interest percentage of the consideration actually paid by the Acquiring Party to acquire such interest or right and assume its Working Interest share of obligations and burdens associated with such interest or right. Simultaneous with such payment or tender, the Acquiring Party shall deliver to the Non-Acquiring Party(ies) an assignment (in a form mutually acceptable to the parties) with warranty of title by, through and under the Acquiring Party, but not otherwise, of the Non-Acquiring Party's(ies') Working Interest percentage of such interest.

     7. For general notice purposes and except as may be otherwise provided by either party, the following persons may be contacted:

     El Paso Production Company       Ridgewood Energy Corporation
     1001 Louisiana Street            11700 Old Katy Road, Suite 280
     Houston, Texas 77002             Houston, Texas 77079
     Attn: James B. Gibson            Attn: W. Greg Tabor
     Telephone:    (713) 420-4580     Telephone:   (281) 293-8449
     Facsimile:    (713) 420-4419     Facsimile:   (281) 293-7391

     7. This Agreement is not intended to create, and shall not be construed to create, a relationship or partnership, joint venture or an association for profit between or among the parties hereto. Notwithstanding any provision herein that the rights and liabilities hereunder are several and not joint or collective, or that this Participation Agreement and operations hereunder shall not constitute a partnership, if for federal income tax purposes, this Participation Agreement and the operations hereunder are regarded as a partnership, each party thereby affected elects to be excluded from the application of all of the provisions of Subchapter K, Chapter 1, Subtitle "A' ("Subchapter K") of the Internal Revenue Code of 1986, as amended (the "Code"), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the States of Texas or Louisiana, or any future income tax laws of the United States contain provisions similar to those in Subchapter K of the Code, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In make the foregoing election, each such party states that the income derived by such party from operations hereunder can adequately determined without the computation of partnership taxable income.

     8. THE PARTIES AGREE THAT THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS EXCLUDING ANY CHOICE OF LAW RULES THAT WOULD CAUSE THE LAW OF ANOTHER JURISDICTION TO APPLY. ANY LEGAL PROCEEDING ARISING OUT OF OR IN RELATION TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY

IN THE APPROPRIATE COURT (STATE OR FEDERAL) IN HARRIS COUNTY, TEXAS. THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF SAID COURT.

     9. The parties agree that, with respect to the subject matter hereof this Agreement together with all Exhibits shall constitute the full and complete understanding and agreement of the Parties, and there are no other understandings, obligations, relationships or agreements, written or oral. The terms, covenants, conditions and provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parties, and said terms, covenants, conditions and provisions shall be deemed to be covenants burdening and running with the Lease.

If the terms and conditions contained in this letter are acceptable, please so indicate by executing two originals of this letter in the space provided below and returning one original to the attention of the undersigned.

                                      Sincerely,

                                      El Paso Production Company

                                      /s/ Al W. Erxleben [SEAL]
                                      Al W. Erxleben
                                      Vice President


AGREED TO AND ACCEPTED THIS
28TH DAY OF APRIL, 2006.

Ridgewood Energy Corporation


By: /s/ W. Greg Tabor
    ------------------
Name:   W. Greg Tabor
Title:  Executive Vice President

                                   EXHIBIT "A"

               Made a part of that certain Participation Agreement
             dated April 1, 2006, by and between El Paso Production
                    Company and Ridgewood Energy Corporation



                                 April 18, 2006


El Paso Production Company
1001 Louisiana Street
Houston, Texas 77002
Attn: Mr. James Gibson

RE:  Farmout Agreement
     OCS-G 19702; West Cameron Block 78, SW/4
     Central Gulf of Mexico, Offshore Louisiana

Gentlemen:

When fully executed by the parties hereto, this document (together with the attached Exhibits), shall constitute a farmout agreement ("Agreement") between Eni Deepwater LLC ("Eni") and Nexen Petroleum Offshore U.S.A. Inc. ("Nexen"), hereinafter collectively referenced as "Farmors" and individually as "Farmor", and El Paso Production Company, hereinafter referenced as "Farmee", (Farmors and Farmee are also referred to herein individually as a "Party" and collectively as the "Parties"), whereby effective as of the date first written above (the "Effective Date") Farmors agree, subject to the terms of this Agreement, to farmout to Farmee all of their respective operating rights interest in and to the lands and depths covered by the following described portion of that certain oil and gas lease ("Eni/Nexen Lease") which is more completely described as follows:

     Oil and Gas Lease of Submerged Lands, bearing Serial No. OCS-G 19702 dated effective August 1, 1998, by and between the United States of America, as Lessor, and British-Borneo Exploration, Inc. and CXY Energy Offshore Inc., as Lessees, covering all of Block 78, West Cameron Area, OCS Leasing Map, Louisiana Map No. 1, INSOFAR AND ONLY INSOFAR AS said Lease covers and affects the Southwest Quarter (SW/4) of said Block 78, containing approximately 1,250 acres, and only insofar as said SW/4 covers depths below the stratigraphic equivalent of 13,950' MD/11,643' TVD as seen in the Newfield Exploration Company OCS-G 19702 Well No. 1.

Farmors and Farmee hereby agree that Farmee may pool and combine the Eni/Nexen Lease with its leasehold interests covering a portion of West Cameron Block 95 which is more completely described below, and the Parties hereby create a joint development area covering the Southwest Quarter (SW/4) of West Cameron Block 78, and the Northwest Quarter (NW/4) of West Cameron Block 95, INSOFAR AND ONLY INSOFAR as said 2,500-acre area covers rights below the stratigraphic equivalent of 13,950' MD/11,643' TVD as seen in the Newfield Exploration Company OCS-G 19702 Well No. 1 (the "Joint Development Area" or "JDA"), under the terms and conditions set out herein. That portion of Farmee's adjacent leasehold interests contributed to the JDA ("El Paso Lease") is described as follows:

     Oil and Gas Lease of Submerged Lands bearing Serial No. OCS-G 24710, dated effective July 1, 2003, by and between the United States of America, as Lessor, and El Paso Production Company, as Lessee, covering Block 95, West Cameron Area, as shown on official OCS Leasing Map, Louisiana Map No. 1, INSOFAR AND ONLY INSOFAR as said Lease covers the Northwest quarter (NW/4) of said Block 95, containing approximately 1,250 acres and only insofar as it covers those depths below the stratigraphic equivalent of 13,950' MD/ 11,643' TVD as seen in the Newfield Exploration Company OCS-G 19702 Well No. 1.

                                       I.
                                    TEST WELL
                                    ---------

On or before April 30, 2006, Farmee will have the option, but not the obligation, subject to timely receipt of all regulatory approvals and availability of a suitable drilling rig, to commence operations for the drilling of a test well from a surface location on the El Paso Lease which lies 4,560' FNL and 2,452' FWL of West Cameron Block 95, to a bottom hole location of its choice on the Eni/Nexen Lease, which lies in the South half of Southwest Quarter of Southwest Quarter (S/2 of SW/4 of SW/4) of West Cameron Block 78, and to be drilled to the shallower of 14,500' TVD or to a depth sufficient to test the Marg "A" Sand horizons (the "Test Well"). Farmee agrees to bear one hundred percent (100%) of the cost, risk, liability and expense to drill said well in a good and workmanlike manner to a depth of 14,500' or to a depth sufficient to test the aforesaid Marg "A" horizons, (such depth being hereinafter referred to as "Objective Depth"). Upon reaching Objective Depth, Farmee shall have the option, but not the obligation, at its sole discretion, to drill the Test Well to a deeper objective to earn additional rights in the same manner provided herein, but in no event deeper than 15,500' TVD. If Farmee does not Commence Actual Drilling Operations on or before April 30, 2006, then this Agreement shall terminate, unless the Parties agree in writing for an extension. In case of termination however neither Party would have any further obligations or liability to the other Party under this Agreement, except that Farmee shall continue to be responsible for all of Farmee's obligations and/or liabilities which accrue from or are the result of acts or omissions by Farmee, and for any restoration of the premises required as a result of Farmee's operations. "Commence Actual Drilling Operations" shall mean that time when the drill bit of the drilling rig being used to drill the Test Well, or any Substitute Well (as defined in Article II below) actually begins turning below the mudline in the JDA.

Farmee shall perform and abide by the following conditions:

A.   To conduct all operations in accordance with good industry practices;

B. To make reasonable tests of all formations encountered during the drilling which give indication of containing hydrocarbons and to act as a reasonably prudent operator, in accordance with good oil field practices to otherwise adequately evaluate the producing capability of the Test Well, or a Substitute Well therefor (as defined in Article II below); and

C. To give Farmors all notices and information and to have a representative present for specified occurrences as provided in Article IV below.

The Test Well, or any Substitute Well (as defined in Article II below) therefore, drilled under the terms of this Agreement, shall be drilled free of any cost, risk or liability of any kind or character to either Farmor, and all risk, liability, costs or expenses incurred in connection with drilling, testing, completing, and equipping said well or wells or permanent or temporary plugging or abandoning of said well or wells shall be borne solely by Farmee, except as provided below. Farmee agrees to RELEASE, DEFEND, INDEMNIFY and HOLD HARMLESS FARMOR GROUP (as defined in Article VIII, B below) from and against, any and all such costs, risks, claims and liabilities associated with all of Farmee's operations carried out under this Agreement, WHETHER OR NOT SUCH COSTS, RISK CLAIMS OR LIABILITIES ARE THE RESULTS OF THE NEGLIGENCE OR FAULT, IN WHOLE OR IN PART, OF EITHER FARMOR.

Notwithstanding anything to the contrary in this Article I or elsewhere in this Agreement, Farmee shall not be obligated to drill any well to Objective Depth, under the terms of this Agreement, and Farmee will suffer no penalty other than the forfeiture of all rights under this Agreement. However, in the event that Farmee does not drill or complete drilling the Test Well, or any Substitute Well to Objective Depth in accordance with the terms of this Agreement, Farmee shall continue to be responsible for all obligations and/or liabilities accruing or resulting from acts or omissions by Farmee, and for any restoration of the Eni/Nexen Lease or the El Paso Lease.

                                       II.
                                 SUBSTITUTE WELL
                                 ---------------

If the Test Well is drilled to its Objective Depth, in accordance with the terms hereof, and is a dry hole, or if, during the drilling of the Test Well, Farmee encounters impenetrable substances or conditions, including loss of the hole due to mechanical difficulties which in the opinion of a reasonably prudent operator under the same or similar conditions would render further drilling impracticable or hazardous, and such conditions prevent further drilling of the Test Well, Farmee may, not later than one hundred twenty (120) days after both Farmors' receipt of written notice from Farmee of the dry hole or impenetrable substances or conditions, whichever applies, Commence Actual Drilling Operations on a sidetrack of the Test Well, or a substitute well for the Test Well (in either case a "Substitute Well") at a location of its choice in the JDA. In either event, said well shall be drilled pursuant to all the terms and provisions of this Agreement applicable to the well for which it is substituted. If such Substitute Well is commenced and otherwise drilled in compliance with the requirements of this Agreement, the Substitute Well shall in all respects be considered as the Test Well.

Until Farmee earns an interest in the Eni/Nexen Lease, Farmee shall have the continuing right to drill successive Substitute Wells on either lease within the JDA, provided that no more than one hundred twenty (120) days elapse between the date both Farmors receive written notice from Farmee of the dry hole or impenetrable substances or conditions, whichever applies, on each such Substitute Well and that such well shall be subject to all the terms and provisions of this Agreement applicable to the well for which it is substituted.

                                      III.
                                 INTEREST EARNED
                                 ---------------

A. Should Farmee drill and complete the Test Well, or any Substitute Well therefor, as applicable, to the Objective Depth on the Eni/Nexen Lease, in compliance with the terms of this Agreement, and if the well meets the criteria of a producible well, pursuant to 30 CFR 250.115 or 250.116 (or if not meeting these qualifications, Farmors and Farmee mutually agree the well is capable of producing in paying quantities and Farmee elects to suspend drilling operations on the Test Well pending subsequent completion and development), then said well shall be deemed to be the "Earning Well" and each Farmor shall, within thirty (30) days after written notice from Farmee, deliver a mutually acceptable form of Assignment of Operating Rights to Farmee, in and to the Eni/Nexen Lease, limited to those depths from the stratigraphic equivalent of 13,950' MD/11,643' TVD as seen in the Newfield Exploration Company OCS-G 19702 Well No. 1, down to 100' below the deepest depth completed in the Earning Well. Subject to force majeure conditions, or availability of materials and equipment, Farmee must have drilled and completed the Earning Well, if at all, within one year from the date of this Agreement, otherwise this Agreement shall terminate and Farmee shall forfeit all its rights under this Agreement. In like manner, and at the same time, Farmee shall deliver an acceptable form of Assignment of Overriding Royalty Interest to each Farmor, in and to the El Paso Lease, also limited to those depths from the stratigraphic equivalent of 13,950'MD/11,643' TVD as seen in the Newfield Exploration Company OCS-G 19702 Well No. 1, down to 100 feet below the deepest depth completed in the Earning Well. Each of the Assignments shall contain the following terms and conditions as set forth in
Section III B and D below.

B. In each Assignment referenced above, the interests conveyed shall be made subject to Lessor's royalty interest, but shall be free and clear of any overriding royalty interests, net profits interests or production payments or any other lease or interest burdens, except that each Farmor's assignment of the Eni/Nexen Lease to Farmee shall be specifically made subject to the terms and conditions of that certain Assignment of Overriding Royalty Interest from British-Borneo Exploration, Inc. and CXY Energy Inc., as Assignors, to Fairfield Industries Incorporated, as Assignee, last acknowledged on September 30, 1998 and recorded on June 10, 1999 in Book 896, under File No. 260479 of the Conveyance Records of Cameron Parish, Louisiana, and will reserve unto each Farmor, and Farmee's overriding royalty assignment in the El Paso Lease to each Farmor shall convey unto each Farmor, its proportionate fifty percent (50%) share of an undivided 4.291666% net overriding royalty interest, of all oil, gas and other liquid or gaseous hydrocarbons produced, saved and marketed from the JDA and the Earning Well. Notwithstanding anything contained herein to the contrary, all overriding royalty interests retained by or conveyed to Farmors shall be computed and paid in the same manner, and at the same time as Lessor's royalty.

C. If Farmee earns an interest in the Eni/Nexen Lease, Farmors and Farmee shall promptly exchange and deliver the necessary assignments required to properly convey the relevant ownership interests.

D.   Each of the forgoing Assignments shall also:

     1. Be prepared by each assignor, with the effective date of the Assignment being the Effective Date of this Agreement.

     2. Be made with full substitution and subrogation of all rights and actions of warranty assignor may have against all others as to the interest to be assigned, but otherwise without warranty of title, statutory, express or implied; provided however, each assignor hereby agrees to warrant and defend assignee's title against all claims arising by, through and under assignor, but not otherwise.

     3. Be made acceptable to the Minerals Management Service, and also made acceptable for recordation in Cameron Parish, Louisiana.

     4. Until Farmee earns an interest under this Agreement, or until this Agreement terminates, whichever occurs first, each assignor agrees not to create any additional lease burdens on its respective lease (i.e. other than those created herein, or existing as of the time of this Agreement) and not to assign all or a portion of its interest in its lease unless such assignment is made expressly subject to this Agreement.

     5. With respect to the leases, each assignor reserves all rights, horizons, strata and formations not affected by this Agreement including, but not limited to, the rights to the concurrent use of the surface and the right to drill to shallower and deeper intervals not covered by this Agreement to the extent said rights are owned by such assignor.

     Farmee shall also apply for and diligently seek appropriate government approval for any and all requisite operations or other such similar documents as contemplated in this Agreement or as otherwise occasioned by its operations on the JDA. Farmors shall be furnished with copies of any and all applications, flings, permits and governmental reports of any nature whatsoever submitted by Farmee to the MMS or other governmental agencies. Likewise, Farmee shall furnish each Farmor with permit approvals and other documents which Farmee may receive from the MMS or other governmental agencies.

                                       IV.
                            INFORMATION REQUIREMENTS
                            ------------------------

Farmee shall deliver, free of cost to Farmors, the information set out in the Exhibits "A-1" and "A-2" which are attached hereto and made a part hereof, and any other information or logs which Farmee might acquire from any well drilled by Farmee on the JDA. Subject to Farmors' obligations of confidentiality set forth in Article VI below, each Farmor shall have the right to copy, use, make derivatives from and modify all such information. Although Eni will provide Farmee copies of permits and site data, if and when available, NEITHER FARMOR MAKES ANY WARRANTY, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND HEREBY EXPRESSLY DISCLAIMS ALL SUCH WARRANTIES, AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, PERMITS OR DATA SO FURNISHED. FARMEE HEREBY EXPRESSLY ASSUMES THE RISK OF THE INACCURACY OR INCOMPLETENESS OF SUCH INFORMATION, PERMITS OR DATA, WAIVES ANY CLAIMS AGAINST EITHER FARMOR REGARDING SUCH INFORMATION, PERMITS OR DATA, AND ACKNOWLEDGES THAT, WITHOUT SUCH WAIVER, FARMORS WOULD NOT FURNISH SUCH INFORMATION, PERMITS OR DATA.

                                       V.
                                     NOTICES
                                     -------

All notices given hereunder, except information as specified in Exhibits "A-1" and "A-2", shall be given to the Parties at the following addresses:

          Eni Deepwater LLC
          1201 Louisiana Street, Suite 3500
          Houston, Texas 77002
          Attn: Gary F. Clifford
          Email: gary.clifford@enipetroleum.com
          Telephone:    (713) 393-6228
          Facsimile:    (713) 393-6208

          Nexen Petroleum Offshore U.S.A. Inc.
          12790 Merit Drive, Suite 800
          Dallas, Texas 75251-1280
          Attn: Robert W. Baker

          Email: bob_baker@nexeninc.com
           Telephone:   (972) 450-4691
          Facsimile:    (972) 450-4749

          El Paso Production Company
          1001 Louisiana Street
          Houston, Texas 77002
          Attn: James B. Gibson
          Email: james.gibson@elpaso.com
          Telephone:    (713) 420-4580
          Facsimile:    (713) 420-4419


All notices hereunder shall be sufficiently given for all purposes if in writing and delivered personally, sent by documented mail or overnight delivery service or, to the, extent receipt is confirmed by an automatically generated process in writing, email, telecopy, facsimile or other electronic transmission service to the appropriate address or number set forth above.

                                      VI.
                                CONFIDENTIALITY
                                ---------------

For the purposes of this Agreement, the term "Confidential Information" shall include any geological, geophysical, engineering, technical, production test, exploratory, or reservoir information, or any logs or other information delivered to Farmors by Farmee pursuant to Article IV above and any information that Farmors will provide to Farmee. Confidential Information shall be the property of the Parties and shall be maintained by Farmee and Farmors as confidential for a period of two (2) years from the effective date of this Agreement or until such information is made public by a governmental authority, or unless all Parties agree in writing to a lesser period of time. The obligation of each Party to protect Confidential Information shall be considered met by using at least the same degree of care as it uses in protecting its own proprietary materials of like kind.

Exceptions. The Parties shall not have any obligation to limit disclosure or use of any portion of Confidential Information which:

     (a)  is already in a Party's possession prior to receipt hereunder;

     (b) is now in or hereafter becomes publicly available through no fault of the receiving party;

     (c) is disclosed to the Party without obligation of confidence by a third party which has the right to make such disclosure; or

     (d) is independently developed by or for the receiving Party without reference to Confidential Information received under this Agreement.

Limited Disclosure. Notwithstanding any other provision of this Agreement, either Party may make Confidential Information available to third parties without the consent of the other Party as follows:

     (a) To a consultant or engineering firm for hydrocarbon reserve or other technical evaluation, analysis or interpretation or for reprocessing for the Parties, provided that such consultant or engineering firm is is not allowed to retain a copy of the Confidential Information after completion of its services and agrees in writing to treat it as confidential.

     (b) To show, but not provide copies thereto, a third party with which (i) such Party hereto is negotiating the sale of its interest, or part thereof, under this Agreement and/or its working interest in the Joint Development Area; or (ii) such Party hereto is negotiating a possible merger or consolidation or sale of its business operations, including this Agreement or any asset or interest relating to this Agreement; provided that such third party or parties agree in writing to hold all such Confidential Information in confidence. In the event of completion of a transaction contemplated by this paragraph, a copy of all Confidential Information may be provided to the successor in interest of such Party and such Party may also retain copies of the Confidential Information with all the rights and obligations which it had prior to the completion of the transaction.
     (c) To show, but not provide copies thereof, to any third party or parties with which it is negotiating an agreement relating to the development, including transportation or sale, of minerals in, on or under any region which is geologically related to the area described in the JDA.

     d) To show and provide copies of the Confidential Information to an affiliate provided that such affiliate agrees to be bound by the confidentiality provisions of this Agreement. For the purpose of this Agreement "Affiliate", means any company or legal entity that (i) controls the receiving party either directly or indirectly, or (ii) the receiving party controls either directly or indirectly, or (iii) is directly or indirectly controlled by a company or legal entity which also directly or indirectly controls the receiving party. "Control" means the right to exercise more than the 50% of voting rights of a company or entity.

     (e) To show the Confidential Information to and provide copies thereof to agencies of federal and/or state governments having jurisdiction, to the extent required by applicable law, rule or regulation, provided that such Party shall promptly advise the other Party of each request, demand, order, etc. for the Confidential Information, to whom disclosure is to be made, and the law, rule or regulation requiring disclosure, and shall take all actions and assist in taking all actions, as permitted by such laws, rules and regulations and as advised by its legal counsel to object to such disclosure and to require the confidential treatment of the Confidential Information which must be disclosed.

                                       VII
                                    INSURANCE
                                    ---------

During the term of this Agreement, Farmee shall acquire and maintain at least the minimum levels of insurance coverage set forth on Exhibit "B", Insurance Requirement, which is attached to and made a part of this Agreement. Farmee shall, upon request, provide Farmors with a Certificate of Insurance stating those minimum levels of insurance coverage.

                                      VIII.
                                   INDEMNITIES
                                   -----------

A. Farmee agrees to (i) maintain the El Paso Lease free of, and (ii) RELEASE, DEFEND, INDEMNIFY and HOLD HARMLESS Farmor Group (as herein defined) from and against, any and all debts, charges, liens or other like encumbrances associated with Farmee's operations under this Agreement. Farmee shall RELEASE, DEFEND, INDEMNIFY, and HOLD HARMLESS Eni and Nexen, and their respective parent, subsidiary and affiliated companies, its and their joint owners, co-lessees, partners, joint venturers, and the officers, directors, agents, consultants, insurers and employees of all of the foregoing (individually and collectively referred to as the "Farmor Group") from and against any and all claims, demands, causes of action and judgments of whatsoever nature (together with all costs and fees in connection with same) arising in favor of any person or entity (including Farmee, its employees, each Farmor's employees and any other person or entity whomsoever) for or on account of personal injury, death, or property damage, incident to or arising out of Farmee's operations under this Agreement and EXPRESSLY INCLUDING THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, FAULT OR STRICT LIABILITY, OF ANY MEMBER OF FARMOR GROUP, provided, however, that in no event shall Farmee be liable under this paragraph for any claims, demands, causes of action or judgments that are the result of the gross negligence or willful misconduct of any member of any member of the Farmor Group.

B. Eni agrees to (i) maintain the Eni/Nexen Lease free of, and (ii) RELEASE, DEFEND, INDEMNIFY and HOLD HARMLESS Farmee Group (as herein defined) from and against, any and all debts, charges, liens or other like encumbrances associated with operations conducted on or for the benefit of the Eni/Nexen Lease by or for Eni or Nexen or their respective predecessor(s)-in-interest. Farmors shall RELEASE, DEFEND, INDEMNIFY, and HOLD HARMLESS Farmee, its parent, subsidiary and affiliated companies, its and their joint owners, co-lessees, partners, joint venturers, and the officers, directors, agents, consultants, insurers and employees of all of the foregoing (individually and collectively referred to as the "Farmee Group") from and against any and all claims, demands, causes of action and judgments of whatsoever nature (together with all costs and fees in connection with same) arising in favor of any party (including Farmors, their employees, Farmee's employees and any other party whomsoever) for or on account of personal injury, death, or property damage, incident to or arising in connection with operations by Farmors on the Eni/Nexen Lease, and EXPRESSLY INCLUDING THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, FAULT OR STRICT LIABILITY, OF FARMEE GROUP, provided, however, that in no event shall Farmors be liable under this paragraph for any claims, demands, causes of action or judgments that are the result of the gross negligence or willful misconduct of any member of the Farmee Group. For avoidance of doubt, Farmors' release, defense, indemnity and hold harmless obligations herein do not apply to any operations conducted by Farmee.


                                       IX.
                            ASSUMPTION OF LIABILITIES
                            -------------------------

It is understood that Farmee shall assume all duties, responsibilities and liabilities in connection with all of its operations on the Joint Development Area, including but not limited to their release, surrender, reversion, or from any breach of any covenant or condition of this Agreement and that Farmee shall perform all duties and make any and all filings and reports as necessary and obtain all necessary permits in connection with the drilling and plugging and abandoning of any well or wells drilled under the terms of this Agreement and Farmee does hereby agree to RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS Farmors from and against any such duties, responsibilities and liabilities. Farmors hereby consent to providing Farmee copies of permits and site data (including any shallow hazard surveys, bathymetry reports, and any soil boring reports in return for Farmee reimbursing Farmors for their respective cost) if and when available, subject to Article IV.

                                       X.
                                SEVERAL LIABILITY
                                -----------------

The Parties hereby agree that the respective obligations and liabilities of the Parties under this Agreement shall be several, not joint or collective, and each Party shall be responsible for its own obligations and liabilities. Neither Party shall be liable to the other for punitive, special or consequential damages. It is not the intention of the Parties to create, nor shall this Agreement be construed as creating, a mining or other partnership, agency or association between the Parties or to render them liable as partners, agents or associates.

                                       XI.
                               COMPLIANCE WITH LAW
                               -------------------

Farmee agrees to comply with all laws and regulations applicable to any activities carried out by Farmee, under the provisions of this Agreement and any amendments hereto. ALL OPERATIONS CONDUCTED HEREUNDER BY FARMEE SHALL BE SUBJECT TO ALL VALID AND APPLICABLE LAWS, RULES, REGULATIONS AND ORDERS OF THE UNITED STATES DEPARTMENT OF INTERIOR, MINERALS MANAGEMENT SERVICE. THIS AGREEMENT SHALL OTHERWISE BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF LOUISIANA, EXCLUSIVE OF ANY PROVISIONS THAT WOULD DIRECT THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION. In the event this Agreement or such operations, or any part thereof, contemplated hereby are found to be inconsistent with or contrary to any such laws, rules, regulations or orders, the laws, rules, regulations or orders shall be deemed to control and this Agreement shall be regarded as modified accordingly and as so modified shall continue in full force and effect.

                                      XII.
                                CONSENT TO ASSIGN
                                -----------------

Farmee agrees that it will not assign, sublease or transfer, in whole or part, any rights acquired under this Agreement, including and any interest in the Eni/Nexen Lease, to which Farmee may become entitled without obtaining each Farmor's prior written consent, which shall not be unreasonably withheld. Notwithstanding the foregoing, Farmors hereby agree that Farmee shall have the right to assign to any of its respective Affiliates, or to Ridgewood Energy Corporation, subject to the terms of this Agreement but not otherwise. In any such assignment, sublease or transfer, Farmee shall require its assignees, sublessees, and transferees to expressly assume all obligations owed to either or both Farmors under the terms of this Agreement, and all such pertinent terms shall be incorporated into any and all future instruments translative of title. Any assignment, sublease or transfer executed in contravention of this provision shall be null and void

Notwithstanding the forgoing, neither Farmor shall be under any obligation to recognize any assignment of this Agreement pursuant to the terms hereof and Farmee shall remain fully liable to each Farmor for the performance of all obligations required under this Agreement, until it has received from Farmee a true and correct copy of same evidencing that assignee agreed to assume all obligations owed to each or both Farmors under this Agreement and has otherwise ratified this Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors, representatives, and assigns and shall constitute a covenant running with the leases.

Anything contained in this Agreement to the contrary notwithstanding, each Farmor shall have the right, in its sole discretion, to assign to any of its respective Affiliates or to any third party, from time to time, and in whole or in part, its respective rights hereunder.

                                      XIII.
                                  FORCE MAJEURE
                                  -------------

All obligations imposed by this Agreement on a Party, except for the payment of money and providing of indemnification, shall be suspended and all periods of time for exercising any rights hereunder shall be extended while compliance is by such Party is prevented, in whole or in part by Force Majeure. For the purpose of this Agreement "Force Majeure" includes but is not limited to, a labor dispute, fire, flood, hurricane, war, civil disturbance, or terrorist act or act of God; or prevention of performance by applicable laws, governmental rules, regulations, or orders, or by governmental action or governmental delay; or by any other cause, whether similar or dissimilar, beyond the reasonable control of the said Party; provided, however, that performance shall be resumed within a reasonable time after such cause has been removed; and provided further that no Party shall be required against its will to settle any labor dispute.

Whenever a Party's obligations or rights are suspended or extended hereunder, such Party shall immediately notify the other Party in writing, giving full particulars of the reason for such suspension or extension, and such Party shall thereafter diligently endeavor to remove or correct the cause of such Force Majeure event as soon as reasonably possible.

                                      XIV.
                                  MISCELLANEOUS
                                  -------------

A. Any overriding royalty interest, working interest, production payment, net profits interest or other lease or interest burden that may be created subsequent to the date of this Agreement, other than the overriding royalty interest and/or for any other interest reserved by each Farmor under this Agreement ("Excess Burdens"), shall be the sole responsibility and bore out of the interest of the Party creating such burden.

B. Each Farmor, upon written notice to Farmee, shall have the right, for a period of thirty six (36) months from the end of the calendar year in which an overriding royalty interest disbursement is or should have been received, to audit Farmee's records of all proceeds, operating expenses and any other data or information attributable to rights of that Farmor pursuant to this Agreement.

C. This Agreement contains and comprises the entire agreement between the Parties regarding the Joint Development Area and farmout of operating rights in the JDA and supersedes any previous agreements, oral or written, and negotiations or documents related thereto. Any amendments, changes or modifications to the rights and obligations of the Parties hereto shall be in writing and shall be effective only when agreed in writing by all Parties.

D. The section headings used herein are for convenience only and shall not be construed as having any substantive significance or as indicating that all of the provisions of this Agreement relating to any particular topic are to be found in any particular section.

E. This Agreement may be executed in multiple, separate duplicate counterparts. Each such counterpart hereof shall be considered an original but all such counterparts together shall constitute one and the same instrument. No original or counterpart shall be considered enforceable until each Party has signed an original or a duplicate counterpart thereof.

If the foregoing terms and conditions are acceptable, please evidence your agreement by executing and returning one (1) original copy of this Agreement to the undersigned, whereupon, when executed by all Parties, the Agreement will be effective as of the Effective Date.

 Very truly yours,

 FARMOR:

 ENI DEEPWATER LLC


 By: /s/ Gary F. Clifford
     --------------------
 Name:   Gary F. Clifford
 Title:  Land Manager Gulf of Mexico

 NEXEN PETROLEUM OFFSHORE U.S.A. INC.


By:  /s/ Gregg E. Radetsky
     ---------------------
Name:    Gregg E. Radetsky
Title:   Vice President

AGREED TO AND ACCEPTED THIS
THE 26th DAY OF APRIL, 2006.


FARMEE:
EL PASO PRODUCTION COMPANY


By:  /s/ Al W. Erxleben  [SEAL]
     ------------------
Name:    Al W. Erxleben
Title:   Vice President

                                  EXHIBIT "A-1"

Made a part of that certain Farmout Agreement dated effective April 18, 2006, by and between Eni Deepwater LLC and Nexen Petroleum Offshore U.S.A. Inc.,
   individually as Farmor and collectively as Farmors, and El Paso Production
                               Company, as Farmee.

                     ENI DEEPWATER'S GEOLOGICAL REQUIREMENTS
                     ---------------------------------------

Please send the below listed items in the quantities specified to the following
Address:

 Eni Deepwater LLC
 1201 Louisiana, Suite 3500
 Houston, Texas 77002
 Attn: Nicola Luise

 Geological Well Program and Drilling Program: 1
Copy of Certified Well Location Plat: 1
Federal Reports (MMS - POE, APD completion reports etc.: 1

Reports Transmission from Rig:
------------------------------

     A. Mud logs, show reports, mud logger report, mud logs data, pixler plots, QFT mud additives report, MWD/
     LWD logs and reports, and directional data reports;
     Fax: (713) 393-6209     attention: Nicola Luise
     e-mail:  nicola.luise@enipetroleum.com
              charles.russell@enipetroleum.com

     B. Daily Drilling Reports
                                 Week Days                   Weekend
                                 Fax: (713) 393-6209         281-980-5756
                 attention:      Charles Russell

                Week Days/Weekend/Holidays
                               email:    nicola.luise@enipetroleum.com
                                         charles.russell@enipetroleum.com
                                         alberto.cavallini@enipetroleum.com

Wireline Logging Data Transmission from Rig:
--------------------------------------------
Logs;                                Fax: (713) 393-6209 attention: Nicola Luise
Electronic digital data transfer
 e-mail on internet drop box location. e-mail: nicola.luise@enipetroleum.com
                                    e-mail: charles.russell@enipetroleum.com
                                    e-mail: patrizio.gossenberg@enipetroleum.com
Other Special Requests:
-----------------------
Digital Log Data (Wireline and Logging While Drilling) should be available for file transfer via internet (either e-mail or drop box).

Digital Mud Logging Data (daily) should be available in .xls format for file transfer via internet to Nicola Luise:

                      e-mail: nicola.luise@enipetroleum.com

Total Gas and Gas Chromatograph measured in ppm

Advance notice on Geological Operations:
----------------------------------------
24 hours advance notice is required prior to performing logging, coring, testing operations and recommendations to set casing or P&A the well. Notify Nicola Luise with these recommendations.

Contact Numbers:
----------------
Switchboard:    (713) 393-6100               Telefax:  (713) 393-6209

Contacts for Geological Operations and Petrophysics:

                 Office          Home
Name             Phone           Phone          Home Fax      Pager          Cell Phone
----             -----           -----          --------      -----          ----------
Nicola Luise     (713)393-6160                                              (832)512-4559
Charles Russell  (713)393-6251  (281)980-2962 (281)980-5756  (888)328-2821  (832)512-4546

Digital Log Data Transmission:             e-mail Address                              Files
Patrizio Gossenberg               patrizio.gossenberg@enipetroleum.com         Wireline and LWD LAS
Nicola Luise                      nicola.luise@enipetroleum.com                Wireline and PDS/LAS

Well Data -- Paper:

=======================================================================================================================
                          Surveys                               Field Prints       Final             Fax        Sepias
                                                                                   Prints
-----------------------------------------------------------------------------------------------------------------------
Primary log (GR/Resistivity/ Acoustic Logs -or triple                 2              2                 1
combo etc.)
-----------------------------------------------------------------------------------------------------------------------
Nuclear logging tools/porosity logs                                   2              2                 1
-----------------------------------------------------------------------------------------------------------------------
Dipmeter  /Borehole imaging logs                                      2              2
-----------------------------------------------------------------------------------------------------------------------
Nuclear Magnetic Resonance logs                                       2              2
-----------------------------------------------------------------------------------------------------------------------
Reservoir sampling tools/RFTs                                         2              2              Summary
                                                                                                     Table
-----------------------------------------------------------------------------------------------------------------------
Other logging surveys                                                 2              2                 1
-----------------------------------------------------------------------------------------------------------------------
Velocity Survey                                                       2              1                 1
-----------------------------------------------------------------------------------------------------------------------
Core Analysis                                                         2              2                 1
-----------------------------------------------------------------------------------------------------------------------
Directional Surveys                                                   2              2                 1
-----------------------------------------------------------------------------------------------------------------------
MWD/LWD Logs                                                          2              2                 1
-----------------------------------------------------------------------------------------------------------------------
Mud Logs                                                              2              2                 1
-----------------------------------------------------------------------------------------------------------------------
Paleontological Reports                                               1              2                 1
-----------------------------------------------------------------------------------------------------------------------
Production Test Reports                                               2              2                 1
-----------------------------------------------------------------------------------------------------------------------
PVT Test Reports                                                      2              2                 1
=======================================================================================================================

Well Data -- Paper:

=======================================================================================================================
                          Surveys                               Field Prints       Final             Fax        Sepias
                                                                                   Prints
-----------------------------------------------------------------------------------------------------------------------
Cased Hole Logs
-----------------------------------------------------------------------------------------------------------------------
Cement Evaluation Logs                                                1              2                 1
-----------------------------------------------------------------------------------------------------------------------
Cased Hole RFTs                                                       1              2                 1
-----------------------------------------------------------------------------------------------------------------------
Through Casing Formation Evaluation Logs                              1              2                 1
=======================================================================================================================


Well Data -- Digits:

===============================================================================================================================
                                                                         Preleminary                         Final Survey Data.
===============================================================================================================================
                    Surveys                       Data Transfer
                                                                         Format         Edited        Medium          Format
 Open Hole                                                                             Library
-------------------------------------------------------------------------------------------------------------------------------
 Wireline Logs
 Primary log ( GR/Resistivity/ Acoustic         Files e-mail or         LAS/PDS          1           CD ROM           LAS
 Logs -or triple combo etc.)                         drop box
-------------------------------------------------------------------------------------------------------------------------------
 Nuclear logging tools / porosity logs            Files e-mail or         LAS/PDS          1           CD ROM           LAS
                                                     drop box
-------------------------------------------------------------------------------------------------------------------------------
 Dipmeter / Borehole imaging logs                 Files e-mail or         PDS              1           CD ROM           LAS
                                                     drop box
-------------------------------------------------------------------------------------------------------------------------------
 Nuclear Magnetic Resonance logs                                          PDS              1           CD ROM           LAS
                                                                                                        3.5"
                                                                                                       Floppy
-------------------------------------------------------------------------------------------------------------------------------
 Reservoir sampling tools / RFTs                  e-mail or fax           Excel            1            3.5"            LAS
 summary                                                                                               Floppy
-------------------------------------------------------------------------------------------------------------------------------
 Other logging surveys                           Files e-mail or          LAS/PDS          1           CD ROM           LAS
                                                     drop box
-------------------------------------------------------------------------------------------------------------------------------
 Cased Hole logs                                  e-mail or drop          LAS              1           CD ROM           LAS
                                                       box
-------------------------------------------------------------------------------------------------------------------------------
 Pulsed Neutron logs                              e-mail or drop          LAS                          CD ROM           LAS
                                                       box
-------------------------------------------------------------------------------------------------------------------------------
 Mechanical Service Logs                          e-mail or drop          LAS/PDS                      CD ROM           LAS
                                                       box
-------------------------------------------------------------------------------------------------------------------------------
 Pipe Recovery Logs                               e-mail or drop          LAS/PDS                      CD ROM           LAS
                                                       box
-------------------------------------------------------------------------------------------------------------------------------
 Velocity Survey                                      e-mail              Excel            2           CD ROM          Excel
===============================================================================================================================

-------------------------------------------------------------------------------------------------------------------------------
 Core Analysis                                                                                          3.5"           Excel
                                                                                                       Floppy
-------------------------------------------------------------------------------------------------------------------------------
 Directional Surveys                                  e-mail              Excel            1            3.5"           Excel
                                                                                                       Floppy
-------------------------------------------------------------------------------------------------------------------------------
 MWD/LWD Logs                                         e-mail              LAS              1           CD ROM           LAS
-------------------------------------------------------------------------------------------------------------------------------
 Mud Logs                                             e-mail              LAS              1            3.5"            LAS
                                                                                                       Floppy
-------------------------------------------------------------------------------------------------------------------------------
 Mud Logging Data                                     e-mail             Excel             1            3.5"            LAS
                                                                                                       Floppy
-------------------------------------------------------------------------------------------------------------------------------
 Paleontological Reports                              e-mail             Excel             1            3.5"           Excel
                                                                                                       Floppy
-------------------------------------------------------------------------------------------------------------------------------
Production Test Reports                                                  Excel             1            3.5"           Excel
                                                                                                       Floppy
-------------------------------------------------------------------------------------------------------------------------------
 PVT Test Reports                                                        Excel             1            3.5"           Excel
                                                                                                       Floppy
-------------------------------------------------------------------------------------------------------------------------------
 Geochemical Analysis                             Files e-mail           Excel             1            3.5"           Excel
                                                                                                       Floppy
===============================================================================================================================
H:\wpdata\operate\San Patricio\wldatreg.doc


CUTTINGS

1 Set unwashed to:

                        Ellington & Associates, Inc.
                        1022 Wirt Rd., Suite 312
                        Houston, TX 77055
                        Attn: L. Wayne Harrison
                        713-956-2838

                                  EXHIBIT "A-2"

Made a part of that certain Farmout Agreement dated effective April 18, 2006, by and between Eni Deepwater LLC, and Nexen Petroleum Offshore U.S.A. Inc., individually as Farmor and collectively as Farmors, and El Paso Production
                               Company, as Farmee


               NEXEN PETROLUEM OFFSHORE'S GEOLOGICAL REQUIREMENTS
               --------------------------------------------------



A. Introduction
---------------
The following instructions are for the distribution of the data from the Prospect Name #1 operations. Contact John Davies (john_davies@nexeninc.com) if any clarification is required.



B. Pre-Drilling
---------------

B.1.1   Engineering Data
Copies of the following information should be sent to the attention of Brenda Johnson in our Engineering Department.

          Location Plat
          Drilling Permit
          Well Program and Prognosis
          Drilling Contract

E-mail: brenda_johnson@nexeninc.com or
Fax: Brenda Johnson   Server: 972-450-4466   Alternate 972-450-4660
Phone: 972-450-4748

B.1.2 Formation Evaluation Data
Copies of the following information should be sent to attention of John Davies in our Exploration Department
          Well Program and prognosis
          Days vs. Depth and Cost vs. Depth graph and spreadsheet
          Proposed Well Bore Schematic w/ evaluation plan summary
E-mail: john_davies@nexeninc.com
Phone: 972-450-4419

C. Daily Distribution
---------------------

C.1.1 All Daily Digital Data
All daily digital data, including all surveys, logs, LAS files, reports and correspondence, to be copied to a vendor secure data distribution site and/or Emailed to Prospect Name@nexeninc.com; john_davies@nexeninc.com;

david_mcnaughton@nexeninc.com; david_rolling@nexeninc.com; drolling@swbell.net by 8:00 a.m.

C.1.2 Digital Data - Real Time Mudlogging, Wireline and LWD Data
Please set up key Nexen personnel with Vendor's secure site. Cleared personnel are listed on page 5.

C.1.3 Mudlogging, Wireline and LWD Data
Field data in Graphics files and LAS format Version 2.0 should be provided by vendor on their secure site.

Mudlogging data should include lithology percents. Graphic file formats compatible to Nexen include: *.emf, *.ps (post script), *.tif, *.PDF, *.PDS (Schlumberger), *CGM (Baker Atlas). Digital File formats include: *.asc (ASCII), *.LAS (Vers 2.0), *.DLIS (Schlumberger)
Printers: Itera Elite page width 8.5", Epson 1520 page width 8.5", HP Designjet 800ps page width 9.25"

D. Cuttings Samples
-------------------

Collect 1 set of wet samples, over interval to be specified by operator, to TD of the well. Catch samples at 30' intervals. If operator are sending samples to Ellington, Nexen are agreeable with sending one larger sample for Ellington to process and split. All samples are to be sent to:

          Ellington & Associates
          1022 Wirt Road, Suite 312
          Houston, Texas 77055
          (713) 956-2838

          Shipping Notes

          Clearly label each sample bag, using indelible ink as follows:

          "Prospect Name #1 Block Name along with the DEPTH INTERVAL (MD from
          KB).

          On a separate document, provide a listing of measured depth and corresponding TVD for the bagged samples. Label samples from bypass or sidetrack hole sections as appropriate. Before shipment, samples are to be isolated (by use of tightly sealed plastic bags or some other suitable container) to prevent damage by leaking drilling fluid.

E. Pressure Points, Fluids, Whole Core and SWC
----------------------------------------------

Pressure, fluid, SWC and whole core sample points and analysis to be discussed with Nexen geologist. Access given to data posted on analysis company's websites.

F. Contact Information
----------------------

All data for Nexen unless otherwise stated should be sent to Nexen Operations Geologist.

          Nexen Petroleum Offshore U.S.A. Inc.
          Attn: John Davies
          12790 Merit Drive, Suite 800
          Dallas, TX 75251-1270

*Geological representative should be notified as to upcoming coring, logging, or testing procedures.
*Engineering representatives should be notified as to upcoming testing, completion or abandonment decisions.



G. End of Well
--------------

Deliver the following data within 10 working days of the final run.
--------------------------------------------------------------------------------
Final Distribution and Number of Copies
--------------------------------------------------------------------------------
                                                                 Nexen
--------------------------------------------------------------------------------
MWD
--------------------------------------------------------------------------------
  Standard Composite LWD Color Prints of all                       3
  field and computing center logs
  1" and 5" MD and TVD
--------------------------------------------------------------------------------
  Final Directional Survey - Hard Co                               2
--------------------------------------------------------------------------------
  Well Summary Report - Form MMS-125                               1
  Item 77
--------------------------------------------------------------------------------
  End of Well Report                                               2
--------------------------------------------------------------------------------
  Final well report in word or pdf format                          1
  Final Digital Data -- LAS, ASCII, DLIS format
  and graphics files CDROM
--------------------------------------------------------------------------------
  Final Digital Directional Survey - CDROM                         1
  w/ final directional survey in MMS format
--------------------------------------------------------------------------------

MUDLOGGING
--------------------------------------------------------------------------------
  1" MD Combo Log to TD                                            3
--------------------------------------------------------------------------------
  1" TVD Combo Log to TD                                           3
--------------------------------------------------------------------------------
  5" MD Combo Log to TD                                            3
--------------------------------------------------------------------------------
  5" Detail Show Log                                               3
--------------------------------------------------------------------------------
  1" Drilling Eng. Log                                             3
--------------------------------------------------------------------------------
  1" = 1000' Pressure Log                                          3
--------------------------------------------------------------------------------
                                                                   2
Final Report
--------------------------------------------------------------------------------
  Final Digital Data -- Final Report in word or pdf                1
  format LAS and ASCII format and graphics files
  CDROM
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
WIRELINE LOGGING
--------------------------------------------------------------------------------
  Standard Composite Wireline Log Color Prints of                  3
  all field and computing center logs (including all
  computing center processing) 1" and 5" MD and TVD
  if applicable)
--------------------------------------------------------------------------------
  Final Digital Data                                               1
  (all wireline customer data and computing center
  processing )
  LAS, ASCII, DLIS format and graphics files
  DVD/CDROM
--------------------------------------------------------------------------------
  Check Shot Survey - VSP report and DVD/CDROM                     1
--------------------------------------------------------------------------------

  Deliver as available
--------------------------------------------------------------------------------
Paleontology, Geochemistry, Fluid, SWC and Whole Core
Analysis
--------------------------------------------------------------------------------
  Hard copy of interim and final reports                           2
--------------------------------------------------------------------------------
  Final Digital Data - Final Report in word or pdf                 1
  format .xls LAS and ASCII format and graphics
  files CDROM
--------------------------------------------------------------------------------

H. Nexen Authorized Access and Contact Information for the Prospect Name #1 well:

-------------------------------------------------------------------------------------------------------------------
     NEXEN PETROLEUM U.S.A.
     12790 Merit Drive,
     Suite 800
     Dallas, TX 75251
     Main No. 972-450-4600
     Main Fax No. 972-450-4729
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                Title                 Office            HOME              CELL
-------------------------------------------------------------------------------------------------------------------
                                             Primary Contact
           John Davies                         Operations           972-450-         972-985-         214-208-
    john_davies@nexeninc.com                   Geologist               4419            1595            0083
-------------------------------------------------------------------------------------------------------------------
           David Rolling
    david_rolling@nexeninc.com             Project Geologist      972-450-4680    972-248-6364     214-478-0992
         drolling@swbell.net
-------------------------------------------------------------------------------------------------------------------
         Edward Deslauriers
  ed_deslauriers@nexeninc.com             Project Geophysicist    972-450-4664    972-867-4620
          eccd@verizon.net
-------------------------------------------------------------------------------------------------------------------
          David McNaughton                 Project Reservoir      972-450-4530    972-722-1676     214-500-3815
  david_mcnaughton@nexeninc.com                Engineer
-------------------------------------------------------------------------------------------------------------------
          Jack Gregory                        Exploration         972-450-4514    972-529-3521     214-213-9244
   jack_gregory@nexeninc.com                    Manager
-------------------------------------------------------------------------------------------------------------------
      Brian_Reinsborough                     Exploration VP       972-450-4606    972-733-3689     972-523-0339
 brian_reinsborough@nexoninc.com
-------------------------------------------------------------------------------------------------------------------
          Bob Miller                       Drilling manager       972-450-4439    972-541-0368      214-435-2681
  robert_miller@nexeninc.com
-------------------------------------------------------------------------------------------------------------------

john_davies@nexeninc.com; david_rolling@nexeninc.com; drolling@swbell.net;
ed_deslauriers@nexeninc.com; eccd@verizon.net; jack_gregory@nexeninc.com;
robert_miller@nexeninc.com; brian_reinsborough@nexeninc.com; Prospect Name@
nexeninc.com
-------------------------------------------------------------------------------------------------------------------

                                  EXHIBIT "B"

Made a part of that certain Farmout Agreement dated effective April 18, 2006, by and between Eni Deepwater LLC and Nexen Petroleum Offshore U.S.A. Inc., individually as Farmor and collectively as Farmors, and El Paso Production
                              Company, as Farmee.

                                    Insurance
                                    ---------


A. At all times while operations are being conducted hereunder, FARMEE shall provide or cause to be provided (as to its interest and rights hereunder) the following types of insurance:

     1. Worker's Compensation: Such insurance shall be in full compliance with the law in the. state where the work is to take place. Where applicable, coverage shall also be provided to comply with the:

          a.   U.S. Longshoremen's and Harbor Worker's Compensation Act, and the
          b.   Outer Continental Shelf Lands Act.

          It is agreed that FARMEE, to the extent permitted by the laws in the state or jurisdiction where the work is to take place, shall have the option to self-insure all or any portion of the Worker's Compensation exposures arising out of operations conducted hereunder.

     2. Employer's Liability: Such insurance shall have a limit of liability of $1,000,000 per accident and shall be endorsed, where applicable, to provide:

               a. All necessary Maritime coverage including transportation wages, maintenances and cure.
               b.   A claim "in rem" will be treated as a claim "in personam".

     3. Comprehensive General Liability: Such insurance shall have the following limits of liability:

               a. Bodily Injury - $1,000,000 per person/$5,000,000 per occurrence.
               b. Property Damage - $1,000,000 per occurrence/$ 10,000,000 aggregate.
               c. Such insurance shall be primary as to other insurance available to FARMEE.

     4. Blanket Charterers' Legal Liability: Such insurance shall have a limit of liability of not less than $1,000,000.

     5. Seepage and Pollution Insurance: Such insurance shall be in the minimum amount as may be required from time to time for seepage and pollution coverage in compliance with the OCSLA 1978 requirements and the Oil Pollution Act of 1990.

     6. Control of Well Insurance: Such insurance shall be in the minimum amount of $20,000,000 for the total loss of a well.

     7. Umbrella Liability Insurance: Such insurance shall be in the amount of $25,000,000, excess of all primary limits, covered by Items 1 through 6.

     8. Financial Responsibility: To the extent required upon the effective date of the regulations implementing the Oil Pollution Act of 1990 that mandates a certificate of financial responsibility in the amount as may be required for the owner operator of an offshore facility, the FARMEE will obtain and provide any such certificate to the government.

     9. In each of the above described policies, FARMEE agrees to waive and agrees to have its insurers waive any rights of subrogation they may have against either FARMOR, or their respective parents, affiliated companies, joint-owners, non-operators, and their officers, directors, employees, or agents or any of them and their respective underwriters. It is further agreed that each such policy, other than Workers' Compensation and Control of Well policies, shall name ENI and NEXEN and their respective parents and affiliated companies as Additional Insureds. ENI and Nexen shall be named as loss payees as respects to the Control of Well policy. FARMEE shall be solely responsible for deductibles required under such policies, and FARMEE shall not under any circumstances call upon ENI or NEXEN for payment of such deductibles and FARMEE shall defend, indemnify and hold ENI and NEXEN, and their respective parents and affiliated companies and joint-owners, and their officers, directors, employees and agents from and against any and all claims, demands, causes of action or suits with respect to such deductibles, regardless of the cause or the reasons for or howsoever occurring, AND EVEN IF AS A RESULT OF THE NEGLIGENCE IN WHOLE OR IN PART OF EITHER ENI OR NEXEN, OR THEIR RESPECTIVE PARENTS AND AFFILIATED COMPANIES.

     10. FARMEE shall submit certificates of insurance to each Farmor reflecting satisfaction of the foregoing requirements within ten (10) days before commencing to drill the Test Well.

B FARMEE shall require its contractors and subcontractors or third parties performing work on Lease to provide such insurance as is reasonable and consistent with the foregoing requirements and industry standards in relation to the work to be performed by said contractors, subcontractors or third parties.